[LETTERHEAD OF SEMPLE & COOPER, LLP]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report, dated November 10, 1999, on the consolidated financial statements of Deerbrook Publishing Group, Inc. and Subsidiaries, included in this Amendment No. 2 to Form 10SB.

/s/ Semple & Cooper, LLP

Phoenix, Arizona
August 8, 2000